UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2014

Bank of the Ozarks, Inc.

(Exact name of registrant as specified in its charter)

Arkansas

(State or other jurisdiction of incorporation)

0-22759	71-0556208
(Commission File Number)	(IRS Employer Identification No.)

17901 Chenal Parkway, Little Rock, Arkansas	72223
(Address of principal executive offices)	(Zip Code)

(501) 978-2265

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On July 31, 2014, Bank of the Ozarks, Inc. (the “Company”) and its wholly-owned bank subsidiary, Bank of the Ozarks, entered into a definitive agreement and plan of merger (the “Agreement”) with Intervest Bancshares Corporation (“Intervest”) and Intervest National Bank, Intervest’s wholly-owned bank subsidiary (“Intervest Bank”). The Agreement provides that, upon the terms and subject to the conditions set forth therein, (i) Intervest will merge with and into the Company, with the Company continuing as the surviving corporation (the “Merger”), and (ii) Intervest Bank will merge with and into Bank of the Ozarks, with Bank of the Ozarks continuing as the surviving bank (the “Bank Merger” and, collectively with the Merger, the “Mergers”).

Subject to the terms and conditions of the Agreement, upon completion of the Merger, each share of Intervest’s common stock, issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive shares of the Company’s common stock (plus cash in lieu of any fractional share) based on the purchase price of $228.5 million (less the amount paid by Intervest to cash out outstanding stock options and stock appreciation rights and to redeem all outstanding stock warrants prior to closing), subject to certain additional purchase price adjustments set forth in the Agreement. The number of Company shares to be issued will be determined based on the Company’s 10-day average closing stock price as of the fifth business day prior to the closing date, subject to a minimum and maximum price of $23.95 and $39.91, respectively.

All Intervest stock options and stock appreciation rights, whether or not vested, will be cashed out by Intervest prior to closing and shares of restricted stock will become fully vested in connection with the transaction and be exchanged for shares of the Company’s common stock like the other shares of Intervest common stock.

The Agreement contains usual and customary representations and warranties that the Company and Intervest made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the Company and Intervest, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been used to allocate risk between the Company and Intervest rather than establishing matters as facts.

The Agreement contains customary closing conditions, including, among others, approval of the Merger by Intervest’s shareholders, the registration of the Company’s common stock to be provided to the Intervest shareholders, and receipt of required regulatory approvals.

In connection with the Agreement, each executive officer, director and certain shareholders of Intervest entered into voting agreements with the Company agreeing to, among other things, vote their Intervest shares in favor of the Merger and restricting the transfer of the individual’s Intervest shares during the period between signing and the completion of the Merger.

The Merger Agreement has been approved by the boards of directors of each of the Company and Intervest. Subject to the required approval of Intervest’s shareholders, requisite regulatory approvals, the effectiveness of the registration statement to be filed by the Company with respect to the stock to be issued in the transaction, and other customary closing conditions, the Merger is expected to be completed late in the fourth quarter of 2014 or in the first quarter of 2015.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is attached hereto as Exhibit 2.1, and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosures.

Reference is made to the information set forth in response to Item 1.01, which information is incorporated herein by reference. A copy of the press release announcing the transaction is furnished as Exhibit 99.1 to this Current Report.

The Company has posted on the Investor Relations page of its internet website a slide presentation related to its proposed merger with Intervest. A copy of the slide presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K. The foregoing description is qualified in its entirety by reference to such exhibit. The Company is not undertaking to update this presentation.

As provided in General Instruction B.2 to Form 8-K, the information furnished in Exhibits 99.1, 99.2 and 99.3 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ADDITIONAL INFORMATION

This communication is being made in respect of the proposed merger transaction involving the Company and Intervest. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger, the Company will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a proxy statement/prospectus for the shareholders of Intervest. The Company also plans to file other documents with the SEC regarding the proposed merger transaction. Intervest will mail the final proxy statement/prospectus to its shareholders. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement/prospectus, as well as other filings containing information about the Company and Intervest, will be available without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, when available, without charge, from the Company’s website at http://www.bankozarks.com under the Investor Relations tab and on Intervest’s website at http://www.intervestbancsharescorporation.com.

The Company and Intervest, and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Intervest in respect of the proposed merger transaction. Information regarding the directors and executive officers of the Company is set forth in the definitive proxy statement for the Company’s 2014 annual meeting of shareholders, as filed with the SEC on March 11, 2014 and in Forms 3, 4 and 5 filed with the SEC by its executive officers and directors. Information regarding the directors and executive officers of Intervest is set forth in the definitive proxy statement for Intervest’s 2014 annual meeting of shareholders, as filed with the SEC on April 1, 2014 and in Forms 3, 4 and 5 filed with the SEC by its executive officers and directors. Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and other relevant documents regarding the proposed merger transaction filed with the SEC when they become available.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This communication contains certain forward-looking information about the Company and Intervest that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. These forward-looking statements include, without limitation, statements relating to the terms and closing of the proposed transaction between the Company and Intervest, the proposed impact of the merger on the Company’s financial results, including any expected increase in the Company’s book value and tangible book value per share and any expected increase in diluted earnings per common share, acceptance by Intervest’s customers of the Company’s products and services, the opportunities to enhance market share in certain markets, market acceptance of the Company generally in new markets, and the integration of Intervest’s operations. You should carefully read forward-looking statements, including statements that contain these words, because they discuss the future expectations or state other “forward-looking” information about the Company and Intervest. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, many of which are beyond the parties’ control, including the parties’ ability to consummate the transaction or satisfy the conditions to the completion of the transaction, including the receipt of shareholder approval, the receipt of regulatory approvals required for the transaction on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; the possibility that any of the anticipated benefits of the proposed merger will not be realized or will not be realized within the expected time period; the risk that integration of Intervest’s operations with those of the Company will be materially delayed or will be more costly or difficult than expected; the failure of the proposed merger to close for any other reason; the effect of the announcement of the merger on employee and customer relationships and operating results (including, without limitation, difficulties in maintaining relationships with employees and customers); dilution caused by the Company’s issuance of additional shares of its common stock in connection with the merger; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; general competitive, economic, political and market conditions and fluctuations; and the other factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in its most recent Quarterly Reports on Form 10-Q filed with the SEC, or described in Intervest’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in its most recent Quarterly Reports on Form 10-Q filed with the SEC. The Company and Intervest assume no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Document Description

2.1	Agreement and Plan of Merger among Bank of the Ozarks, Inc., Bank of the Ozarks, Intervest Bancshares Corporation and Intervest National Bank, dated as of July 31, 2014. Pursuant to Item 601(b)(2) of the Regulation S-K, certain schedules to this Agreement have not been filed with this exhibit. The schedules contain various items relating to the business of and the representations and warranties made by Intervest Bancshares Corporation and Intervest National Bank. The Registrant agrees to furnish supplementally any omitted schedule to the SEC upon request.

2.2	List of Schedules to the Agreement and Plan of Merger.

99.1	Press Release dated July 31, 2014: Bank of the Ozarks, Inc. and Intervest Bancshares Corporation Enter into Definitive Agreement and Plan of Merger

99.2	Investor Presentation dated July 31, 2014

99.3	Bank of the Ozarks/Intervest National Bank Q&A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF THE OZARKS, INC.
(Registrant)

Date: July 31, 2014	/s/ Greg L. McKinney
Greg L. McKinney
Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Document Description

2.1	Agreement and Plan of Merger among Bank of the Ozarks, Inc., Bank of the Ozarks, Intervest Bancshares Corporation and Intervest National Bank, dated as of July 31, 2014. Pursuant to Item 601(b)(2) of the Regulation S-K, certain schedules to this Agreement have not been filed with this exhibit. The schedules contain various items relating to the business of and the representations and warranties made by Intervest Bancshares Corporation and Intervest National Bank. The Registrant agrees to furnish supplementally any omitted schedule to the SEC upon request.

2.2	List of Schedules to the Agreement and Plan of Merger.

99.1	Press Release dated July 31, 2014: Bank of the Ozarks, Inc. and Intervest Bancshares Corporation Enter into Definitive Agreement and Plan of Merger

99.2	Investor Presentation dated July 31, 2014

99.3	Bank of the Ozarks/Intervest National Bank Q&A